CALLISTER NEBEKER
                                  & McCULLOUGH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                          GATEWAY TOWER EAST SUITE 900
                              10 EAST SOUTH TEMPLE
                           SALT LAKE CITY, UTAH 84133
                             TELEPHONE 801-530-7300
                                FAX 801-364-9127



                                October 28, 1999


Covol Technologies, Inc.
3280 North Frontage Road
Lehi, Utah 84043

         Re:      Registration Statement on Form S-3 of Covol Technologies, Inc.

Ladies and Gentlemen:

         We have acted as counsel to Covol Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company, SEC File No. 333-85753 filed on August 23, 1999, as amended pursuant to Amendment No. 1, to which this opinion is attached as
Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 2,160,004 shares (the "Shares") of common stock of the Company, par value $.001 per share (the "Common Stock") including (i) 586,440 shares of Common Stock issuable to the person listed in the Registration Statement as the selling stockholder (the "Selling Stockholder") upon exercise of Common Stock purchase warrants for purchase of Common Stock ("Warrants") issued by the Company, and (ii) 1,573,564 shares of Common Stock issuable by the Company to the Selling Stockholder upon conversion of the Company's 8% Convertible Secured Debentures ("Debentures"), to be offered for sale by the Selling Stockholder of the Company as described in the prospectus included in the Registration Statement.

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         This opinion only relates to the Shares included in the Registration Statement and no opinion is expressed with respect to additional shares of Common Stock which may be issuable under the Debentures or Warrants pursuant to anti-dilution or price adjustment provisions.

         Our opinions expressed herein are limited to the corporate law of the State of Delaware, and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the shares of Common Stock being registered on the Registration Statement to be issued by the Company to the Selling Stockholder upon exercise of the Warrants have been duly authorized and, when sold to the Selling Stockholder and paid for in the manner provided in the Registration Statement and the various agreements and instruments governing the Warrants of the Selling Stockholder and the Company, will be legally issued, fully paid and non-assessable, and (ii) the shares of Common Stock being registered on the Registration Statement to be issued by the Company to the Selling Stockholder upon conversion of the Debentures have been authorized and, when issued to the Selling Stockholder upon conversion of the Debentures, will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we have assumed that

                  (i) the certificates representing the Shares will conform to the form of specimen examined by us and such certificates will be duly executed and delivered by the Company;

                  (ii) the consideration for Shares as provided in the applicable resolutions of the Board of Directors of the Company, including the consideration paid or to be paid for the Debentures and Warrants, has been actually received by the Company as provided therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                               /s/ CALLISTER NEBEKER & McCULLOUGH